Exhibit 99.1

RELEASE OF CLAIMS

I, Dr. Neil J. Campbell, understand, and of my own free will, enter into this Release of Claims (“Release”) with Onconetix, Inc. (the “Company”), its parent(s) and any of its affiliates, subsidiaries, or related entities and each of their successors and assigns and agree as follows:

1. As used in this Release of Claims (this “Release”), the term “claims” will include all claims, covenants, warranties, promises, undertakings, actions, suits, causes of action, obligations, debts, accounts, attorneys’ fees, judgments, losses, and liabilities, of whatsoever kind or nature, in law, in equity, or otherwise. Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Employment Agreement between me and the Company dated October 4, 2023 (the “Employment Agreement”).

2. For and in consideration of the Severance Payment (defined below), and other good and valuable consideration, I, for and on behalf of myself and my heirs, administrators, executors, and assigns, effective the date on which this release becomes effective pursuant to its terms, do fully and forever release, remise, and discharge the Company and each of its direct and indirect subsidiaries and affiliates, together with their respective officers, directors, partners, shareholders, employees, and agents (collectively, the “Group”) from any and all claims whatsoever up to the date hereof that I had, may have had, or now have against the Group, for or by reason of any matter, cause, or thing whatsoever, including any claim arising out of or attributable to my employment or the termination of my employment with the Company, whether for tort, breach of express or implied employment contract, intentional infliction of emotional distress, wrongful termination, unjust dismissal, defamation, libel, or slander, or under any federal, state, or local law dealing with discrimination based on age, race, sex, national origin, handicap, religion, disability, or sexual orientation. This release of claims includes, but is not limited to, all claims arising under the Age Discrimination in Employment Act (“ADEA”), Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Civil Rights Act of 1991, the Family Medical Leave Act, and the Equal Pay Act, each as may be amended from time to time, and all other federal, state, and local laws, the common law, and any other purported restriction on an employer’s right to terminate the employment of employees. The release contained herein is intended to be a general release of any and all claims to the fullest extent permissible by law.

3. By executing this Release, I specifically release all claims relating to my employment and its termination under the ADEA, a United States federal statute that, among other things, prohibits discrimination on the basis of age in employment and employee benefit plans.

4. Notwithstanding any provision of this Release to the contrary, by executing this Release, I am not releasing (i) any claims that cannot be waived by law, or (ii) my right of indemnification as provided by, and in accordance with the terms of, the Company’s by-laws or a Company insurance policy providing such coverage, as any of such may be amended from time to time.

5. I acknowledge and agree that, provided that I execute and do not revoke this Release pursuant to this Release and honor all of my commitments set forth herein, I will be entitled to a one-time payment in the gross amount of $158,333.33 (One Hundred Fifty-Eight Thousand Three Hundred Thirty-Three Dollars and Thirty-Three Cents) less withholdings and deductions applicable to wages (the “Severance Payment”). The Severance Payment will be paid in a lump sum via direct deposit in two installments. The first will be made within 45 days after the Effective Date and the second will be made within ninety (90) days after the Effective Date. I further expressly acknowledge and agree that I am not entitled to the Severance Payment (or any portion thereof) unless I execute and do not revoke this Release and satisfy the terms herein.

6. I acknowledge and agree that, except for the Severance Payment, no other monetary payments or any other form of consideration shall be provided to me in exchange for entering into this Release (including any stock, stock options, stock appreciation rights or any other form of equity compensation). I acknowledge that any unvested stock option grants or stock grants from the Company or the Company Group are hereby forfeited and returned to the Company. I acknowledge and agree that I have previously received all salary, bonuses, vacation pay, and any other forms of compensation in connection with my services to the Company through the date of this Release.

7. As a condition of receiving the Severance Payment, I: (a) have irrevocably resigned from my employment with the Company, from the Company’s Board of Directors, and from any and all other offices I hold with the Company, effective as of January 10, 2024; (b) have taken all necessary steps to give the Company control over its internet domain name and; (c) hereby grant to the Company any and all intellectual property rights in the Company’s internet domain name to the Company; and (d) will immediately take any and all necessary steps to transfer the registration and ownership of the Company’s domain name to the Company.

8. As a further condition of receiving the Severance Payment, I agree to refrain from any communications, concerning the Company, its operations, business plans, finances, directors, officers, or employees, with any of the Company’s investors, shareholders, bankers, business partners, or employees. I further agree to refrain from making any statement or taking any action, directly or indirectly, that harms, impairs, impugns, interferes with, undermines or criticizes the Company, the Group, and/or their business interests, reputation, or goodwill (collectively “Disparaging Statements”). If I violate this Section “8” of this Release, the Company may refuse to make the Severance Payment and recoup the Severance Payment from me, but the release in paragraphs “2” and “3“ hereof shall remain in full force and effect. Likewise, the current members of the Company’s Board of Directors and its three highest-ranking executives shall refrain from making Disparaging Statements about me to any third-parties. This Section does not, in any way, restrict or impede me from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency. This Section does not prohibit the Company or its agents from making any statement to any government agency or stock exchange that the Company reasonably believes to be required by law.

9. I expressly acknowledge and agree that I –

●	Am able to read the language, and understand the meaning and effect, of this Release;

●	Have no physical or mental impairment of any kind that has interfered with my ability to read and understand the meaning of this Release or its terms, and that I am not acting under the influence of any medication, drug, or chemical of any type in entering into this Release;

●	Am specifically agreeing to the terms of the release contained in this Release because the Company has agreed to pay me the Severance Payment in consideration for my agreement to accept it in full settlement of all possible claims I might have or ever had, and because of my execution of this Release;

●	Acknowledge that, but for my execution of this Release, I would not be entitled to the Severance Payment;

●	Understand that, by entering into this Release, I do not waive rights or claims under the ADEA that may arise after the date I execute this Release;

●	Had or could have twenty-one (21) days from the date of my termination of employment (the “Release Expiration Date”) in which to review and consider this Release, and that if I execute this Release prior to the Release Expiration Date, I have voluntarily and knowingly waived the remainder of the review period;

●	Have not relied upon any representation or statement not set forth in this Release or my Employment Agreement made by the Company or any of its representatives;

●	Am hereby advised to consult with my attorney regarding the terms and effect of this Release; and

●	Have signed this Release knowingly and voluntarily.

10. I understand that, to receive the Severance Payment, I must deliver this Release by electronic mail to Mr. James R. Sapirstein, Executive Chairman at JSapirstein@Onconetix.com within twenty-one (21) days after I receive this Release. I agree that changes to this Release, whether material or immaterial, do not restart the running of the 21-day period.

11. I represent and warrant that I have not previously filed, and to the maximum extent permitted by law agree that I will not file, a complaint, charge, or lawsuit against any member of the Group regarding any of the claims released herein. If, notwithstanding this representation and warranty, I have filed or file such a complaint, charge, or lawsuit, I agree that I shall cause such complaint, charge, or lawsuit to be dismissed with prejudice and shall pay any and all costs required in obtaining dismissal of such complaint, charge, or lawsuit, including without limitation the attorneys’ fees of any member of the Group against whom I have filed such a complaint, charge, or lawsuit. This paragraph shall not apply, however, to a claim of age discrimination under ADEA or to any non-waivable right to file a charge with the United States Equal Employment Opportunity Commission (the “EEOC”); provided, however, that if the EEOC were to pursue any claims relating to my employment with Company, I agree that I shall not be entitled to recover any monetary damages or any other remedies or benefits as a result and that this Release and the Severance Payment will control as the exclusive remedy and full settlement of all such claims by me.

12. Nothing in this Release shall prohibit or impede me from communicating, cooperating or filing a complaint with any Governmental Entity with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation; provided, that in each case such communications and disclosures are consistent with applicable law. I understand and acknowledge that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (a) in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. I understand and acknowledge further that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order. Except as otherwise provided in this paragraph or under applicable law, under no circumstance am I authorized to disclose any information covered by the Company’s attorney-client privilege or attorney work product, or the Company’s trade secrets, without the prior written consent of the Company’s Board or another executive officer designated by the Board. I do not need the prior authorization of (or to give notice to) any member of the Company Group regarding any communication, disclosure, or activity permitted by this paragraph.

13. I hereby agree to waive any and all claims to re-employment with the Company or any other member of the Company Group (as defined in my Employment Agreement) and affirmatively agree not to seek further employment with the Company or any other member of the Company Group.

14. Notwithstanding anything contained herein to the contrary, this Release will not become effective or enforceable prior to the expiration of the period of seven (7) calendar days following the date of its execution by me (the “Revocation Period”), during which time I may revoke my acceptance of this Release by notifying the Company and the Board of Directors of the Company, in writing, delivered by electronic mail to Mr. James R. Saperstein, Executive Chairman, at JSapirstein@Onconetix.com. To be effective, such revocation must be received by the Company no later than 11:59 p.m. on the seventh (7th) calendar day following the execution of this Release. Provided that the Release is executed, and I do not revoke it during the Revocation Period, the eighth (8th) day following the date on which this Release is executed shall be its effective date. I acknowledge and agree that if I revoke this Release during the Revocation Period, this Release will be null and void and of no effect, and neither the Company nor any other member of the Company will have any obligations to pay me the Severance Payment.

15. The provisions of this Release shall be binding upon my heirs, executors, administrators, legal personal representatives, and assigns. If any provision of this Release shall be held by any court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force or effect. The illegality or unenforceability of such provision, however, shall have no effect upon and shall not impair the enforceability of any other provision of this Release.

16. Except where preempted by federal law, this Release shall be governed by and construed in accordance with federal law and the laws of the State of Delaware, applicable to agreements made and to be performed in that state without giving effect to the principles of conflicts of laws. I HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS RELEASE. The provisions of Section 18 of the Employment Agreement, including the provisions providing for binding arbitration, shall survive the termination of my employment and remain in full force and effect.

I hereby agree to the terms of the foregoing Release of Claims.

/s/ Dr. Neil J. Campbell
Dr. Neil J. Campbell

Date: January 10, 2024

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